Exhibit 10.2

AMENDMENT

TO

CHANGE OF CONTROL EMPLOYMENT AGREEMENT

This Amendment to the Change of Control Employment Agreement (the “Amendment”) is made as of [                , 2007] by and between [                    ] (the “Executive”) and The Stride Rite Corporation, a Massachusetts corporation (the “Company”).

WHEREAS, the Company and the Executive are parties to that certain Change of Control Employment Agreement dated [                    ] (the “Change of Control Agreement”).

WHEREAS, the Company and the Executive desire to amend the Change of Control Agreement solely to the extent set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment and in the Change of Control Agreement, the parties mutually agree as follows:

1.	Amendment

(a) Section 6(a)(i)(B) of the Change of Control Agreement is hereby amended by deleting said subsection in its entirety and substituting therefor the following:

“B. the amount equal to the product of (1) two and (2) the sum of (x) the Executive’s Annual Base Salary and (y) the Target Bonus.”

(b) Section 6(a)(i)(C) of the Change of Control Agreement is hereby amended by deleting said subsection in its entirety.

(c) Section 6(a) of the Change of Control Agreement is hereby amended by adding the following subsection (v) immediately after subsection (iv) thereof:

“(v) anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the ‘Code’), the Executive is considered a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment that the Executive becomes entitled to under this Agreement is considered deferred compensation subject to interest, penalties and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earlier of (i) six months and one day after the Executive’s date of termination, or (ii) the Executive’s death. Any such deferred payment shall earn interest calculated at the short-term applicable federal rate. On or before the Executive’s Date of Termination, the Company shall make an irrevocable contribution to a rabbi trust with an independent bank trustee in an amount equal to the amount of such deferred payment plus interest.”

2.	Effect of Amendment

Except as amended hereby, the Change of Control Agreement shall remain in full force and effect.

3.	Counterparts

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Amendment to Change of Control Agreement is entered into as of the date and year first above written.

THE STRIDE RITE CORPORATION

By:
[Name] [Title]

[Executive]

2